UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan	001-36677	38-2063100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	DPLO	New York Stock Exchange

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dave Loschinskey

On May 2, 2019, Diplomat Pharmacy, Inc. (the “Company”) appointed Dave Loschinskey to serve as the Company’s Chief Operating Officer.  Mr. Loschinskey, age 48, has 27 years of experience in technology and software development, with a focus on the specialty pharmacy industry.  Prior to being appointed Chief Operating Officer of the Company, Mr. Loschinskey served as the Company’s Chief Information Officer where he was responsible for overseeing the Company’s information technology strategy, day-to-day technology operations, and information technology product development, as well as being responsible for service reliability across all of the Company’s operations and leading the Company’s change management processes from October 2017 to May 2019. Before joining the Company, Mr. Loschinskey founded and served as CEO of 8th Day Software and Consulting, LLC, a software vendor focused on developing technologies—including for patient engagement, pharma reporting, hub management and oncology treatment and pathway tracking—and providing IT outsourcing and consulting for healthcare companies, from May 2013 until its acquisition by the Company in October 2017. From August 2004 until August 2012 Mr. Loschinskey served in a number of leadership roles with Accredo Health Group, Inc., a specialty pharmaceutical and service provider for patients with complex and chronic health conditions (which was acquired by Medco Health Solutions, Inc. in August 2005 and was subsequently merged with Express Scripts Holding Company, Inc. in April 2012), including as Vice President of Software Development from August 2004 to January 2007, as Chief Information Officer from January 2007 to November 2009, and as Vice President of Business Innovation from November 2009 to August 2012. Before joining Accredo, he served in various roles with Oracle Corporation, a multinational computer technology company, from 1999 to 2004, ending his tenure as a senior director of the southeast technology consulting practice.

In connection with his appointment, as of May 2, 2019, Mr. Loschinskey’s target annual compensation will be adjusted as follows.  Mr. Loschinskey’s new base salary will be $400,000, which amount will be reviewed at least annually and may be adjusted by the Company’s Board of Directors or the Compensation Committee at its discretion.  He will be eligible for an annual cash bonus with a target amount of not less than 65% of his annual base salary pursuant to the terms and conditions of cash incentive programs generally applicable to senior executive officers of the Company.  In addition, Mr. Loschinskey will receive grants of equity awards consisting of: (a) equity awards at a target amount of 222% of his annual base salary, comprised of (i) 50% performance-based restricted stock units (“PSUs”) to be based on  Company-wide financial goals, which track the annual equity award performance measures for PSUs; (ii) 25% time-based restricted stock units (“RSUs”) and (iii) 25% time-based stock options and (b) an additional one-time equity award of 200,000 RSUs.  Such grants will be made effective as of May 10, 2019. In his role as Chief Operating Officer, Mr. Loschinskey will also be a participant in the Company’s Executive Severance Plan, as set forth in Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2019 (the “Executive Severance Plan”). Mr. Loschinskey also will be entitled to participate with other senior executive officers in any of the Company’s employee fringe benefit plans and he will be reimbursed for certain business expenses.

With respect to the equity awards (each agreement of which is incorporated herein by reference): (a) the PSUs will be awarded pursuant to the Form of Restricted Stock Unit Award Agreement (Performance-Based) attached as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2018; (b) the RSUs will be awarded pursuant to the Form of Restricted Stock Unit Award Agreement (Time-Based) attached as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2017; and

(c) the time-based stock options will be awarded pursuant to the Form of Stock Option Award Agreement (Time-Based) attached as Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2018.

Mr. Loschinskey’s bonus or incentive compensation is subject to clawback by the Company if the Company’s Board of Directors or a committee thereof determines that any fraud, negligence, or intentional misconduct by Mr. Loschinskey is a significant contributing factor to the Company having to restate all or a portion of its financial statements and certain other specified conditions are satisfied.  In addition, as a participant in the Executive Severance Plan, Mr. Loschinskey will be subject to customary confidentiality terms, as well as non-solicitation and non-competition provisions effective from the date of his appointment until the first anniversary (or for 18 months if in connection with a change-in-control) following the termination date. If Mr. Loschinskey violates any of the foregoing, the Company’s payment obligations under the Executive Severance Plan cease.  In addition, Mr. Loschinskey must sign a general form of release of claims against the Company in order to be eligible for severance.

Retirement of Gary Rice

On May 6, 2019, the Company announced that Gary Rice would retire from his position as the Company’s Executive Vice President of Operations, effective May 17, 2019. Mr. Rice will receive severance benefits as outlined in the Executive Severance Plan.

A copy of the Company’s news release announcing the foregoing matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)                                                         Exhibits

No.	Description

99.1	Company news release dated May 6, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

	By:	/s/ Brian T. Griffin
Brian T. Griffin
Chief Executive Officer

Date: May 6, 2019